                                                                  Exhibit (m)(2)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $59,818
                     = $1,000,000
POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $48,581.73
+ Annual Premium*                      $15,000.00
- Premium Expense Charge**             $ 1,650.00
- Monthly Deduction***                 $   921.48
- Mortality & Expense Charge****       $   552.88
+ Hypothetical Rate of Return*****     $  (638.88)
                                       -----------
=                                      $   59,818 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 11% of each premium payment.

*** The monthly deduction is made up of a $30.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
------     -------
  1        $ 46.74
  2        $ 46.75
  3        $ 46.76
  4        $ 46.77
  5        $ 46.78
  6        $ 46.79
  7        $ 46.79
  8        $ 46.80
  9        $ 46.81
 10        $ 46.82
 11        $ 46.83
 12        $ 46.84

 Total     $561.48

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

  Month     Interest
--------   ---------
    1      $ (54.09)
    2      $ (53.93)
    3      $ (53.78)
    4      $ (53.63)
    5      $ (53.47)
    6      $ (53.32)
    7      $ (53.16)
    8      $ (53.01)
    9      $ (52.85)
   10      $ (52.70)
   11      $ (52.55)
   12      $ (52.39)

Total      $(638.88)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $59,818.48
- Year 5 Surrender Charge        $ 4,000.00
                                 ----------
=                                $   55,818 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $71,762
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $56,511.04
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $ 1,650.00
- Monthly Deduction***               $   915.62
- Mortality & Expense Charge****     $   624.31
+ Hypothetical Rate of Return*****   $ 3,440.65
                                     ----------
=                                    $   71,762 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 11% of each premium payment.

*** The monthly deduction is made up of a $30.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
------     -------
  1        $ 46.35
  2        $ 46.34
  3        $ 46.33
  4        $ 46.32
  5        $ 46.31
  6        $ 46.31
  7        $ 46.30
  8        $ 46.29
  9        $ 46.28
 10        $ 46.27
 11        $ 46.27
 12        $ 46.26

 Total     $555.62

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The gauranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

 Month     Interest
------     ---------
  1         $283.21
  2         $283.84
  3         $284.48
  4         $285.11

  5       $  285.75
  6       $  286.39
  7       $  287.03
  8       $  287.67
  9       $  288.32
 10       $  288.97
 11       $  289.62
 12       $  290.27

 Total    $3,440.65

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $71,761.76
- Year 5 Surrender Charge        $ 4,000.00
                                 ----------
=                                $   67,762 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $85,755
                     = $1,000,000
POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4     $65,436.99
+ Annual Premium*                     $15,000.00
- Premium Expense Charge**            $ 1,650.00
- Monthly Deduction***                $   908.91
- Mortality & Expense Charge****      $   704.71
+ Hypothetical Rate of Return*****    $ 8,581.85
                                      ----------
=                                     $   85,755 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 11% of each premium payment.

*** The monthly deduction is made up of a $30.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

 Month      COI
-------   -------
  1       $ 45.90
  2       $ 45.87
  3       $ 45.84
  4       $ 45.82
  5       $ 45.79
  6       $ 45.76
  7       $ 45.73
  8       $ 45.70
  9       $ 45.67
 10       $ 45.64
 11       $ 45.61
 12       $ 45.58

 Total    $548.91

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

 Month      Interest
-------    ----------
    1      $  687.73
    2      $  692.59
    3      $  697.48
    4      $  702.41
    5      $  707.38
    6      $  712.39
    7      $  717.44
    8      $  722.54
    9      $  727.67
   10      $  732.84
   11      $  738.06
   12      $  743.32

Total      $8,581.85

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $ 85,755.22
- Year 5 Surrender Charge       $  4,000.00
                                -----------
=                               $    81,755 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $59,818
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $48,581.73
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $ 1,650.00
- Monthly Deduction***               $   921.48
- Mortality & Expense Charge****     $   552.88
+ Hypothetical Rate of Return*****  ($   638.88)
                                     ----------
=                                    $   59,818 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 11% of each premium payment.

*** The monthly deduction is made up of a $30.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month    COI
-----   ------
  1     $46.74
  2     $46.75
  3     $46.76
  4     $46.77
  5     $46.78
  6     $46.79
  7     $46.79
  8     $46.80

  9     $46.81
 10     $46.82
 11     $46.83
 12     $46.84

Total   $561.48

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----    --------
  1     ($ 54.09)
  2     ($ 53.93)
  3     ($ 53.78)
  4     ($ 53.63)
  5     ($ 53.47)
  6     ($ 53.32)
  7     ($ 53.16)
  8     ($ 53.01)
  9     ($ 52.85)
 10     ($ 52.70)
 11     ($ 52.55)
 12     ($ 52.39)

Total   ($638.88)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $59,818.48
- Year 5 Surrender Charge       $ 4,000.00
                                ----------
=                               $   55,818 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $71,762
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $56,511.04
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $ 1,650.00
- Monthly Deduction***               $   915.62
- Mortality & Expense Charge****     $   624.31
+ Hypothetical Rate of Return*****   $ 3,440.65
                                     ----------
=                                    $   71,762  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 11% of each premium payment.

*** The monthly deduction is made up of a $30.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month         COI
-----         ---
 1         $ 46.35
 2         $ 46.34
 3         $ 46.33
 4         $ 46.32
 5         $ 46.31
 6         $ 46.31
 7         $ 46.30
 8         $ 46.29
 9         $ 46.28
10         $ 46.27
11         $ 46.27
12         $ 46.26
Total      $555.62

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month      Interest
-----      ---------
  1        $  283.21
  2        $  283.84
  3        $  284.48
  4        $  285.11
  5        $  285.75
  6        $  286.39
  7        $  287.03
  8        $  287.67
  9        $  288.32
 10        $  288.97
 11        $  289.62
 12        $  290.27
  Total    $3,440.65

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $71,761.76
- Year 5 Surrender Charge       $ 4,000.00
                                ----------
=                               $   67,762  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $85,755
                     = $1,000,000

POLICY VALUE:


Year 5 Policy Value =

Policy Value at the end of year 4     $65,436.99
+ Annual Premium*                     $15,000.00
- Premium Expense Charge**            $ 1,650.00
- Monthly Deduction***                $   908.91
- Mortality & Expense Charge****      $   704.71
+ Hypothetical Rate of Return*****    $ 8,581.85
                                      ----------
=                                     $   85,755  (rounded to the nearest dollar)

----------

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 11% of each premium payment.

*** The monthly deduction is made up of a $30.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month          COI
-----       --------
 1          $  45.90
 2          $  45.87
 3          $  45.84
 4          $  45.82
 5          $  45.79
 6          $  45.76
 7          $  45.73
 8          $  45.70
 9          $  45.67
10          $  45.64
11          $  45.61
12          $  45.58

Total       $ 548.91

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month        Interest
-----       ---------
 1          $  687.73
 2          $  692.59
 3          $  697.48
 4          $  702.41
 5          $  707.38
 6          $  712.39
 7          $  717.44
 8          $  722.54
 9          $  727.67
10          $  732.84
11          $  738.06
12          $  743.32
Total       $8,581.85

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $ 85,755.22
- Year 5 Surrender Charge         $  4,000.00
                                  -----------
=                                 $    81,755    (rounded to the nearest dollar)